Exhibit 5.1






                              March 2, 1998


ML Asset Backed Corporation
250 Vesey Street
World Financial Center
North Tower - 10th Floor
New York, New York  10281


     Re:  ML Asset Backed Corporation
          Registration Statement on Form S-3 (File No. 333-39977)
          -------------------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel for you in connection with the Registration Statement on Form S-3 (File No. 333-39977) (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of $1,000,000,000 aggregate principal amount of Asset Backed Securities (the "Securities"). Each series of such Securities will be issued pursuant to
(i) a trust agreement (the "Trust Agreement") among a trustee named in the related prospectus supplement, ML Asset Backed Corporation (the "Registrant") and another entity named in such prospectus supplement and/or (ii) an indenture (the "Indenture") between the trust formed pursuant to the Trust
Agreement  and  the  indenture  trustee   named  in  the  related  prospectus
supplement.

     We have made such investigation of law as we deemed appropriate and have examined the proceedings heretofore taken and are familiar with the procedures proposed to be taken by the Registrant in connection with the authorization, issuance and sale of the Securities.

     Based on the foregoing, we are of the opinion that:

       (i) When each Indenture in respect of which notes are issued (the "Notes") and we have participated as your counsel has been duly authorized by all necessary corporate action and has been duly executed and delivered, it will constitute a valid and binding obligation of the Registrant enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and

      (ii) When the issuance, execution and delivery of the Notes issued pursuant to an Indenture in respect of which we have participated as your counsel have been duly authorized by all necessary corporate action, and when such Notes have been duly executed and delivered and sold and paid for as described in the Registration Statement, such Notes will be legally and validly issued and the holders of such Notes will be entitled to the benefits provided by the Indenture pursuant to which such Notes were issued.

     In rendering the foregoing opinions, we have assumed the accuracy and truthfulness of all public records regarding the Registrant and of all certifications, documents and other proceedings examined by us that have been executed or certified by officials of the Registrant acting within the scope of their official capacities and have not verified the accuracy or truthfulness thereof. We have also assumed the genuineness of the signatures appearing upon such public records, certifications, documents and proceedings. In addition, we have assumed that each such Indenture and the related Notes will be executed and delivered in substantially the form filed as exhibits to the Registration Statement with such changes acceptable to us, and that such Notes will be sold as described in the Registration Statement. We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States of America.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                              Very truly yours,


                              /s/ Brown & Wood LLP